Exhibit 99.1
Lennox International Reports Second Quarter Results
•	Total revenue up 7%, with organic revenue up 1%

•	Adjusted EPS of $0.84 and GAAP EPS of $0.83

•	Lowering guidance range for 2011 revenue growth to 8-11%, with 1-4% organic growth

•	Lowering guidance range for 2011 adjusted EPS to $2.00 to $2.30

•	More than $65 million of stock repurchases planned in second half of 2011
DALLAS, July 26 — Lennox International Inc. (NYSE: LII) today reported financial results for the second quarter of 2011.
Revenue for the second quarter was $937 million, up 7% from the prior-year quarter including a 3 point positive impact from foreign exchange. Excluding the Kysor/Warren acquisition that closed in January 2011, organic revenue was up 1% in the second quarter. At constant currency, organic revenue was down 2% from the prior-year quarter. Diluted earnings per share from continuing operations on an adjusted basis was $0.84, compared to $0.97 in the prior-year quarter. Diluted earnings per share from continuing operations on a GAAP basis was $0.83, compared to $0.86 in the prior-year quarter.
“Our residential equipment and service businesses were soft in the second quarter, impacted by consumer weakness, cooler weather in key regions, and lower system sales and product mix versus a year ago when the federal government’s $1,500 tax credit for high-efficiency heating and cooling products was in place,” said Todd Bluedorn, CEO of Lennox International. “Residential was also impacted by lower new construction business than a year ago when federal tax credits for homebuyers were in place. In constant currency, Residential segment revenue was down 5% in the second quarter, and Service Experts segment revenue was down 14%. Given weak residential market conditions, the company is lowering revenue and EPS guidance ranges for the year and has taken cost reduction measures accordingly. In our Commercial and Refrigeration businesses, we saw broad-based growth in the second quarter. In constant currency, Commercial revenue was up 9%, and Refrigeration organic revenue was up 8% adjusted for the strategic exit of third-party coil business in Australia last year. Backlog in both business segments continues to look strong. For the full year, we continue to expect industry shipments in the refrigeration market to be up mid single digits, and we now expect the North America commercial unitary market to be up high single digits versus prior expectations of mid single digits.”

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the second quarter was $937 million, up 7% from the prior-year quarter including a positive 3 point impact from foreign exchange. On an organic basis, revenue at constant currency was down 2% from the second quarter a year ago. Volume was down, and price/mix was up from the prior-year quarter.
Gross Profit: Gross profit for the second quarter was $248 million, down 6% from $265 million in the prior-year quarter. Gross margin was 26.4% compared to 30.4% in the prior-year quarter. Gross margin was impacted primarily by higher commodity costs and the Kysor/Warren acquisition, with offsets from improved price/mix and productivity initiatives. The annual adjustment for warranty was favorable by $3 million in the second quarter of 2011, which compares to a favorable adjustment of $6 million in the second quarter a year ago.
Income from Continuing Operations: Adjusted income from continuing operations in the second quarter was $45.6 million, or $0.84 diluted earnings per share, compared to adjusted income from continuing operations of $54.7 million, or $0.97 diluted earnings per share in the prior-year quarter. Adjusted income from continuing operations for the second quarter of 2011 excludes: an after-tax charge of $1.5 million for restructuring activities; a $1.5 million favorable special product quality adjustment, net; $0.5 million after-tax for the net change in unrealized losses on open future contracts; and $0.3 million for other items, net.
On a GAAP basis, income from continuing operations for the second quarter was $45.0 million, or $0.83 diluted earnings per share, compared to $48.7 million income from continuing operations, or $0.86 diluted earnings per share, in the prior-year quarter.
Free Cash Flow and Total Debt: Net cash from operations in the second quarter was $6 million compared to $14 million in the prior-year quarter. The company invested $10 million in capital assets in the second quarter. Free cash flow was ($5) million, compared to $5 million in the prior-year quarter. Total debt at the end of the second quarter was $578 million. The company paid $10 million in dividends and repurchased $12 million of stock in the quarter. Total cash and cash equivalents were $77 million at the end of the quarter.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
Second quarter revenue in the Residential Heating & Cooling business segment was $395 million, down 4% from $413 million in the prior-year quarter. At constant currency, revenue was down 5%. Segment profit was $33 million and segment profit margin was 8.4%, compared to segment profit of $53 million and segment profit margin of 12.7% in the prior-year quarter. Results were primarily impacted by lower volume, higher commodity costs, and a lower favorable warranty adjustment than in the prior-year quarter, with offsets from productivity initiatives and lower SG&A expenses. Price/mix was flat with the prior-year quarter due to a lower product mix.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was $198 million, up 13% from $176 million in the prior-year quarter. At constant currency, revenue was up 9%. Total segment profit was $27 million, and segment profit margin was 13.7%, compared to segment profit of $28 million and segment profit margin of 15.8% in the prior-year quarter. Results were primarily impacted by higher volume and favorable price/mix, with offsets from higher commodity costs and a lower favorable warranty adjustment than in the prior-year quarter.
Service Experts
Revenue in the Service Experts business segment was $145 million in the second quarter, down 13% from $168 million in the prior-year quarter. At constant currency, revenue was down 14%. Segment profit was $3 million and segment profit margin was 2.2%, compared to segment profit of $13 million and segment profit margin of 7.6% in the prior-year quarter. Results were primarily impacted by lower volume, with a partial offset from lower SG&A expenses.
Refrigeration
Revenue in the Refrigeration business segment was $218 million in the second quarter, up 56% from $140 million in the prior-year quarter. At constant currency, revenue was up 47%. Excluding the Kysor/Warren acquisition, organic revenue was up 4% at constant currency. Segment profit was $21 million and segment profit margin was 9.8% in the second quarter, compared to segment profit of $15 million and segment profit margin of 10.9% in the year-ago quarter. Excluding the Kysor/Warren acquisition, segment profit margin was up 260 basis points from the prior-year quarter. Results were primarily impacted by higher volume and favorable price/mix, with offsets from higher commodity costs and selling expenses.

FULL-YEAR OUTLOOK
The company is lowering its revenue and EPS guidance ranges for 2011.
•	Adjusting the guidance range for revenue growth from 11-14% to a range of 8-11%; adjusting the guidance range for organic revenue growth from 5-8% to a range of 1-4%; foreign exchange is estimated to have 2 points of positive impact versus 1 point of positive impact previously.

•	Lowering the guidance range for adjusted EPS from continuing operations from $2.80-$3.10 to a range of $2.00-$2.30.

•	Lowering the guidance range for GAAP EPS from continuing operations from $2.75-$3.05 to a range of $1.93-$2.23.

•	The company now expects $60-65 million of headwind from raw and component commodity costs for the full year, up from $45-50 million previously.

•	Lowering tax rate guidance from approximately 35% to 34% for the full year.

•	Lowering capital expenditure guidance from approximately $65 million to $60 million for the full year.

•	The company plans more than $65 million of stock repurchases in the second half of 2011.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s second quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 651-291-5254 at least 10 minutes prior to the scheduled start time and use reservation number 209152. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 11:00 a.m. Central time on July 26 through August 2, 2011, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 209152. This call will also be archived on the company’s web site.
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
The statements in this news release that are not historical statements, including statements regarding expected financial results for 2011, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
NET SALES	$937.0	$872.1	$1,624.7	$1,516.2
COST OF GOODS SOLD	689.4	607.4	1,212.0	1,077.1

Gross profit	247.6	264.7	412.7	439.1
OPERATING EXPENSES:
Selling, general and administrative expenses	175.2	180.5	348.9	349.6
Losses and other expenses, net	0.9	5.8	0.6	5.5
Restructuring charges	2.4	3.2	3.6	10.3
Income from equity method investments	(3.4)	(4.1)	(5.9)	(6.1)

Operational income from continuing operations	72.5	79.3	65.5	79.8
INTEREST EXPENSE, net	4.3	3.1	8.4	5.6
OTHER EXPENSE, net	0.1	0.1	0.1	0.1

Income from continuing operations before income taxes	68.1	76.1	57.0	74.1
PROVISION FOR INCOME TAXES	23.1	27.4	19.2	26.7

Income from continuing operations	45.0	48.7	37.8	47.4
DISCONTINUED OPERATIONS:
Operational loss from discontinued operations	—	0.4	—	0.8
Income tax benefit	—	—	—	(0.1)

Loss from discontinued operations	—	0.4	—	0.7

Net income	$45.0	$48.3	$37.8	$46.7

EARNINGS PER SHARE — BASIC:
Income from continuing operations	$0.85	$0.88	$0.71	$0.85
Loss from discontinued operations	—	—	—	(0.01)

Net income	$0.85	$0.88	$0.71	$0.84

EARNINGS PER SHARE — DILUTED:
Income from continuing operations	$0.83	$0.86	$0.69	$0.83
Loss from discontinued operations	—	—	—	(0.01)

Net income	$0.83	$0.86	$0.69	$0.82

AVERAGE SHARES OUTSTANDING:
Basic	53.2	55.1	53.4	55.6
Diluted	54.3	56.3	54.5	56.8

CASH DIVIDENDS DECLARED PER SHARE	$0.18	$0.15	$0.36	$0.30

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net Sales
Residential Heating & Cooling	$395.1	$413.4	$667.1	$697.6
Commercial Heating & Cooling	198.3	175.8	337.1	295.4
Service Experts	145.4	167.6	261.9	294.7
Refrigeration	217.5	139.8	392.6	271.2
Eliminations (A)	(19.3)	(24.5)	(34.0)	(42.7)

	$937.0	$872.1	$1,624.7	$1,516.2

Segment Profit (Loss) (B)
Residential Heating & Cooling	$33.2	$52.5	$32.0	$59.6
Commercial Heating & Cooling	27.1	27.8	33.0	31.3
Service Experts	3.2	12.8	(5.0)	8.2
Refrigeration	21.4	15.3	35.0	30.2
Corporate and other	(11.6)	(19.6)	(26.0)	(32.8)
Eliminations (A)	0.2	(0.3)	(0.3)	(0.2)

Subtotal that includes segment profit and eliminations	73.5	88.5	68.7	96.3
Reconciliation to income from continuing operations before income taxes:
Special product quality adjustment	(2.4)	—	(2.4)	—
Items in losses and other expenses, net that are excluded from segment profit (C)	1.0	6.0	2.0	6.2
Restructuring charges	2.4	3.2	3.6	10.3
Interest expense, net	4.3	3.1	8.4	5.6
Other expense, net	0.1	0.1	0.1	0.1

Income from continuing operations before income taxes	$68.1	$76.1	$57.0	$74.1

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:
Excluding:

•	Special product quality adjustment.

•	Items within Gains and/or losses and other expenses, net that are noted in (C) .

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.
(C)	Items in Gains and/or losses and other expenses, net that are excluded from segment profit or loss are net change in unrealized gains and/or losses on open future contracts, discount fee on accounts sold, realized gains and/or losses on marketable securities, special legal contingency charge, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76.5	$160.0
Restricted cash	0.5	12.2
Accounts and notes receivable, net of allowances of $15.9 and $12.8 in 2011 and 2010, respectively	525.4	384.8
Inventories, net	460.1	286.2
Deferred income taxes, net	44.0	36.7
Other assets	58.9	67.0

Total current assets	1,165.4	946.9
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $606.9 and $584.7 in 2011 and 2010, respectively	347.0	324.3
GOODWILL	325.9	271.8
DEFERRED INCOME TAXES	87.3	87.2
OTHER ASSETS, net	93.4	61.8

TOTAL ASSETS	$2,019.0	$1,692.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$6.7	$1.4
Current maturities of long-term debt	0.4	0.6
Accounts payable	371.8	273.8
Accrued expenses	299.6	334.5
Income taxes payable	—	5.3

Total current liabilities	678.5	615.6
LONG-TERM DEBT	570.8	317.0
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.7	15.9
PENSIONS	89.0	88.1
OTHER LIABILITIES	64.0	65.7

Total liabilities	1,418.0	1,102.3
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 86,632,842 shares and 86,480,816 shares issued for 2011 and 2010, respectively	0.9	0.9
Additional paid-in capital	875.5	863.5
Retained earnings	660.9	642.2
Accumulated other comprehensive income	47.3	30.2
Treasury stock, at cost, 33,513,633 shares and 32,784,503 shares for 2011 and 2010, respectively	(983.6)	(947.1)

Total stockholders’ equity	601.0	589.7

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,019.0	$1,692.0

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.
Reconciliation of Income From Continuing Operations, a GAAP Measure, to Adjusted Income From Continuing Operations, a Non-GAAP Measure

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Income from continuing operations, a GAAP measure	$45.0	$48.7	$37.8	$47.4
Restructuring charges, after tax	1.5	2.1	2.3	6.7
Special product quality adjustment, net (b)	(1.5)	—	(1.5)	—
Special legal contingency charge, after-tax (a)	(0.2)	2.9	(0.2)	2.9
Net change in unrealized losses on open future contracts, after tax (a)	0.5	0.8	1.0	0.8
Other items, net, after tax (a)	0.3	0.2	0.4	0.3

Adjusted income from continuing operations, a non-GAAP measure	$45.6	$54.7	$39.8	$58.1

Reconciliation of Earnings per Share from Continuing Operations — Diluted, a GAAP Measure, to Adjusted Earnings per Share From Continuing Operations — Diluted, a Non-GAAP Measure

Earnings per share from continuing operations — diluted, a GAAP measure	$0.83	$0.86	$0.69	$0.83
Restructuring charges	0.03	0.04	0.04	0.12
Special product quality adjustment (b)	(0.03)	—	(0.03)	—
Special legal contingency charge (a)	—	0.05	—	0.05
Net change in unrealized losses on open future contracts and other items, net (a)	0.01	0.02	0.03	0.02

Adjusted earnings per share from continuing operations — diluted, a non-GAAP measure	$0.84	$0.97	$0.73	$1.02

(a)	Recorded in Losses and other expenses, net in the Consolidated Statements of Operations

(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Components of Losses and other expenses, net (pre-tax):
Realized gains on settled future contracts (a)	(0.4)	(0.4)	(1.0)	(0.8)
Foreign currency exchange loss (a)	0.4	0.1	0.5	—
(Gain) loss on disposal of fixed assets (a)	(0.1)	—	(0.9)	0.1
Special legal contingency charge (b)	(0.2)	4.5	(0.2)	4.5
Net change in unrealized losses on open futures contracts (b)	0.7	1.3	1.5	1.3
(Gain) loss on sale of entity (b)	(0.1)	0.1	(0.1)	0.1
Other items, net (b)	0.6	0.2	0.8	0.3

Losses and other expenses, net (pre-tax)	$0.9	$5.8	$0.6	$5.5

(a)	Included in segment profit and adjusted income from continuing operations

(b)	Excluded from segment profit and adjusted income from continuing operations

Reconciliation of Estimated Adjusted Earnings per Share from Continuing Operations — Diluted, a Non-GAAP Measure, to
Earnings per Share from Continuing Operations — Diluted, a GAAP Measure

For the
Year Ended
December 31,
2011
ESTIMATED
Adjusted earnings per share from continuing operations — diluted	$2.00 — $2.30
Restructuring charges	(0.07)
Special legal contingency charge	—
Special product quality adjustment, net	0.03
Net change in unrealized losses on open futures contracts and other items, net	(0.03)

GAAP earnings per share from continuing operations — diluted	$1.93 — $2.23

Reconciliation of Net Cash Used in Operating Activities, a GAAP Measure, to Free Cash Flow, a Non-GAAP Measure

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net cash provided by (used in) operating activities, a GAAP measure	$5.9	$14.3	$(142.4)	$(26.0)
Purchase of property, plant and equipment	(10.4)	(9.0)	(18.6)	(19.7)

Free cash flow, a Non-GAAP measure	$(4.5)	$5.3	$(161.0)	$(45.7)

Calculation of Debt to EBITDA Ratio:

Trailing
Twelve
Months to
June 30,
2011
EBIT (a)	$189.4
Depreciation and amortization expense (b)	57.5

EBITDA (a + b)	$246.9

Total debt at June 30, 2011 (c)	$577.9

Total debt to EBITDA ratio ((c / (a + b))	2.3

Reconciliation of EBIT, a Non-GAAP Measure, to Income From Continuing Operations Before Income Taxes, a GAAP Measure

Trailing
Twelve
Months to
June 30,
2011
EBIT per above, a Non-GAAP measure	$189.4
Special product quality adjustment	(2.6)
Items in losses and other expenses, net that are excluded from segment profit	7.0
Restructuring charges	8.9
Interest expense, net	15.6
Other expenses, net	1.0

Income from continuing operations before income taxes, a GAAP measure	$159.5

     Reconciliation of Reported Revenue Growth, a GAAP Measure, to Organic Revenue Growth, a non-GAAP Measure

					Translational	Net Sales
	Net Sales				Currency	Growth %
	For The Three Months		Net	Net	Impact	Excluding
	Ended June 30,		Sales	Sales	Favorable	Currency
	2011	2010	Variance	Growth %	(Unfavorable)	Impact
Lennox International Inc. and Subsidiaries
Net Sales, as reported — a GAAP measure	$937.0	$872.1	$64.9	7.4%	$25.5	4.5%
Less: Kysor/Warren acquisition	(60.2)	—	(60.2)		(1.1)

Net Sales, organic — a non-GAAP measure	$876.8	$872.1	$4.7	0.5%	$24.4	-2.3%

Refrigeration Segment
Net Sales, as reported — a GAAP measure	$217.5	$139.8	$77.7	55.6%	$13.8	45.7%
Less: Kysor/Warren acquisition	(60.2)	—	(60.2)		(1.1)

Net Sales, organic — a non-GAAP measure	$157.3	$139.8	$17.5	12.5%	$12.7	3.4%

					Translational	Net Sales
	Net Sales				Currency	Growth %
	For The Six Months		Net	Net	Impact	Excluding
	Ended June 30,		Sales	Sales	Favorable	Currency
	2011	2010	Variance	Growth %	(Unfavorable)	Impact
Lennox International Inc. and Subsidiaries
Net Sales, as reported — a GAAP measure	$1,624.7	$1,516.2	$108.5	7.2%	$35.5	4.8%
Less: Kysor/Warren acquisition	(94.1)	—	(94.1)		(1.4)

Net Sales, organic — a non-GAAP measure	$1,530.6	$1,516.2	$14.4	0.9%	$34.1	-1.3%

Refrigeration Segment
Net Sales, as reported — a GAAP measure	$392.6	$271.2	$121.4	44.8%	$20.2	37.3%
Less: Kysor/Warren acquisition	(94.1)	—	(94.1)		(1.4)

Net Sales, organic — a non-GAAP measure	$298.5	$271.2	$27.3	10.1%	$18.8	3.1%

     Reconciliation of Reported Refrigeration Segment Profit Margin to Organic Segment Profit Margin

	For the Three Months Ended June 30, 2011			For the Three Months Ended June 30, 2010
			Segment			Segment
	Net	Segment	Profit	Net	Segment	Profit
	Sales	Profit	Margin	Sales	Profit	Margin
Refrigeration Segment, as reported	$217.5	$21.4	9.8%	$139.8	$15.3	10.9%
Less: Kysor/Warren acquisition	(60.2)	(0.1)	-0.2%	—	—	—

Refrigeration Segment, organic	$157.3	$21.3	13.5%	$139.8	$15.3	10.9%

	For the Six Months Ended June 30, 2011			For the Six Months Ended June 30, 2010
			Segment			Segment
	Net	Segment	Profit	Net	Segment	Profit
	Sales	Profit	Margin	Sales	Profit	Margin
Refrigeration Segment, as reported	$392.6	$35.0	8.9%	$271.2	$30.2	11.1%
Less: Kysor/Warren acquisition	(94.1)	1.6	1.7%	—	—	—

Refrigeration Segment, organic	$298.5	$36.6	12.3%	$271.2	$30.2	11.1%

     Reconciliation of Operational Working Capital, a Non-GAAP Measure, to GAAP Balance Sheet Line Items

		June 30,		June 30,
		2011		2010
	June 30,	Trailing	June 30,	Trailing
	2011 (c)	12 Mo. Avg. (c)	2010	12 Mo. Avg.
Accounts and Notes Receivable, Net	$481.5		$458.0
Asset Securitization	—		—
Allowance for Doubtful Accounts	13.3		16.0

Accounts and Notes Receivable, Gross	494.8	$416.7	474.0	$404.6

Inventories	424.3		338.4
Excess of Current Cost Over Last-in,
First-out	71.1		71.6

Inventories as Adjusted	495.4	443.0	410.0	369.4

Accounts Payable	(345.9)	(291.4)	(314.7)	(273.5)

Operating Working Capital (a)	644.3	568.3	569.3	500.5

Net Sales, Trailing Twelve Months (b)	3,110.8	3,110.8	2,999.2	2,999.2

Operational Working Capital Ratio (a / b)	20.7%	18.3%	19.0%	16.7%

(c)	Excludes the impact of the Kysor/Warren acquisition completed in January 2011. Including the impact of the Kysor/Warren acquisition to the June 30, 2011 operational working capital items above would increase Accounts and Notes Receivable, Gross from $494.8 to $541.3, Inventories as Adjusted from $495.4 to $532.2 and Accounts Payable from $(345.9) to $(371.8). Net Sales, Trailing Twelve Months would increase $94.1 (representing approximately five and a half months of Net Sales) to $3,204.9 resulting in an Operational Working Capital Ratio of 21.9%.